Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of BioSante Pharmaceuticals, Inc. on Form S-4 to be filed on or about April 25, 2013 of our report dated April 25, 2013, on our audit of ANIP Acquisition Company (d/b/a ANI Pharmaceuticals, Inc.) financial statements as of December 31, 2012 and for the year ended December 31, 2012. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4.

/s/ EISNERAMPER LLP

New York, New York
April 25, 2013